Exhibit 5.1

February 9, 2021

Enveric Biosciences, Inc.

4851 Tamiami Trail N., Suite 200

Naples, FL 34103

Ladies and Gentlemen:

We have acted as counsel to Enveric Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 (the “Additional Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, which is related to, and incorporates by reference, the Company’s registration statement on Form S-3 (File No. 333-233260), initially filed on August 14, 2019, as amended (the “Registration Statement”).

The Additional Registration Statement relates to the registration of the proposed offer and sale of a proposed maximum aggregate offering price of $2,154,978 of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters, (iii) the Additional Registration Statement and the Registration Statement and all exhibits thereto, (iv) a certificate executed by an officer of the Company, dated as of the date hereof, and (v) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, as currently in effect (the “DGCL”).

Enveric Biosciences, Inc.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that upon adoption by the Board of Directors (or a committee thereof) of the Company of resolutions in form and content as required by applicable law approving the issuance and the terms of the offering and sale of shares of Common Stock and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related prospectus supplement(s) and by such resolutions, such shares of Common Stock will be validly issued, fully paid and nonassessable.

The opinion set forth above is subject to the following qualifications, limitations and exceptions:

(a) The opinion is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Enveric Biosciences, Inc.

(b) The opinion is subject to the effect of (i) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines generally affecting the enforceability of agreements (regardless of whether considered in a proceeding in equity or at law), (ii) obligations of good faith and fair dealing under New York law, and (iii) other commonly-recognized statutory and judicial constraints on enforceability, including statutes of limitation, limitations on rights to indemnification that contravene law or public policy and the effectiveness of waivers of rights or benefits that cannot be effectively waived under applicable law.

(c) In rendering the opinion set forth above, we have assumed that, at the time of the issuance, authentication and delivery of the Common Stock, (i) the resolutions of the Company referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Common Stock, (iii) all third party consents required in connection with the sale of the Securities will have been received by the Company, (iv) the Registration Statement will have been declared effective by the Commission and will continue to be effective, and (v) neither the issuance and sale of the Common Stock will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

The opinion expressed herein is limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, (i) the Delaware General Corporation Law and (ii) the laws of the State of New York, in each case as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”). We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined on Law), other than the Opined on Law or as to the effect of any such other laws on the opinions herein stated.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm contained therein under the heading “Legal Matters.” In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP